DOC ID ----> E593_1217

STATE OF OHIO
DEPARTMENT OF STATE

ANTHONY J. CELEBREZZE, JR.
SECRETARY OF STATE

RECEIPT NO. 57294

DATE 5/18/79

535627
NUMBER

E593-1217 020

E0593-1217

RECEIVED OF
OR FILED BY THERMES AND MAHAN

THE SUM OF $ 75.00 FOR FILING ARF OF

MAC AULAY-BROWN, INC.

ARF $ 75.00

RETURNED TO:
THERMES AND MAHAN
ATT:C.W.MAHAN
4130 LINDEN AVE.
DAYTON, OH 45432

57294

TOTAL FEE $ 75.00

NAME:
MAC AULAY-BROWN, INC.

DOC ID ----> E593_1217

THE STATE OF OHIO E0593-1218

DEPARTMENT OF STATE

ANTHONY J. CELEBREZZE, JR.
Secretary of State

Certificate

535627

It is Hereby Certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF of MAC AULAY-BROWN, INC.

United States of America
STATE OF OHIO
Office of the Secretary of State

Recorded on Roll E593 at Frame 1219 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 17TH day of MAY, A. D. 19 79

Anthony J. Celebrezze Jr.

ANTHONY J. CELEBREZZE, JR.
Secretary of State

DOC ID ----> E593_1217

C-101 Prescribed by Secretary of State—Ted W. Brown.

E0593-1219

APPROVED FOR FILING
By [signature]
Date 5-17-79
Amount 75.00

Articles of Incorporation

— OF —

MAC AULAY-BROWN, INC.
(Name of Corporation)

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be MAC AULAY- BROWN, INC.

SECOND. The place in Ohio where its principal office is to be located is 1332 Woodman Drive, Mad River Township (City, Village or Township), Montgomery County.

THIRD. The purposes for which it is formed are:

To develop, promote, sell, distribute, market research and serve both the government and private sector, technological, Computer Software, and hardware systems and in general, to conduct a business as a technological consultant, advisor, and developer to government and to the general public.

Further, to do all things necessary and incident to this purpose, and to generally conduct a corporate business for profit, including development, promotion, sales, manufacture and distribution of products, material and service to the general public, businesses and government.

Further, authorizing and employing itself in conducting all legal business and doing all things incident and necessary thereto.

DOC ID ----> E593_1217

E0593-1220

FOURTH. The number of shares which the corporation is authorized to have outstanding is

Seven Hundred and Fifty (750)

FIFTH. The amount of stated capital with which the corporation shall begin business is

FIVE HUNDRED and NO/100 Dollars ($500.00).

IN WITNESS WHEREOF, We have hereunto subscribed our names, this 7th day

of May, 1979.

Mac Aulay-Brown, Inc.
(Name of Corporation)

John D. Mac Aulay

John D. Mac Aulay

Charles G. Brown

Charles G. Brown

Charles W. Mahan

Charles W. Mahan

(INCORPORATORS' NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N. B. Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

DOC ID ----> E593_1217

Form C-103 Prescribed by Secretary of State Ted W. Brown

E0593-1221

Original Appointment of Agent

The undersigned, being at least a majority of the incorporators of (Name of Corporation)

MAC AULAY-BROWN, INC.,

hereby appoint JOHN D. MAC AULAY (Name of Agent),
a natural person resident in the county in which the corporation has its principal office, a corporation having a business address in the county in which (Name of Corporation)

MAC AULAY-BROWN, INC.

has its principal office (strike out phrase not applicable), upon whom (which) any process, notice or demand required or permitted by statute to be served upon the corporation may be served. His (Its)

complete address is 8740 Stonecreek Circle, (Street or Avenue), Centerville (City or Village),

Montgomery County, Ohio, 45459 (Zip Code)

MAC AULAY-BROWN, INC.
(Name of Corporation)

John D MacAulay
JOHN D. MAC AULAY

Charles G. Brown
CHARLES G. BROWN

Charles W. Mahan
CHARLES W. MAHAN

(INCORPORATORS NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

DAYTON, Ohio

MAY 7, 19 79

MUST BE ZIP CODED

MAC AULAY-BROWN, INC.
(Name of Corporation)

Gentlemen: I, ~~we~~ (strike out word not applicable) hereby accept(~~s~~) appointment as agent of your corporation upon whom process, tax notices or demands may be served.

John D MacAulay
JOHN D. MAC AULAY (Signature of Agent or Name of Corporation)

By (Signature of Officer Signing and Title)

Remarks: All articles of incorporation must be accompanied by an original appointment of agent. There is no filing fee for this appointment.

DOC ID ----> E593_1217

E0593-1222

THERMES AND MAHAN
ATTORNEYS AT LAW
SUITE 200
CLAYPOOL BUILDING
4130 LINDEN AVE.
DAYTON, OHIO 45432

FRANK J. THERMES
CHARLES W. MAHAN

AREA CODE 513
254-6155

May 15, 1979

Mr. Anthony J. Celebrezze, Jr.
Secretary of State
30 East Broad Street
State Office Tower
Columbus, Ohio 43215

Dear Mr. Celebrezze:

Enclosed please find Articles of Incorporation and Original Appointment of Agent for Mac Aulay-Brown, Inc. Please certify this corporation record on the roles and return the certification to us.

Enclosed please find my check in the amount of $75.00 to cover the cost of filing.

Yours truly,

Charles W. Mahan

/lks
Enc.